UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: AUGUST 7, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2008, the Company announced its earnings for the Fiscal Year 2008 Third Quarter ended June 30, 2008. A copy of the press release summarizing these earnings is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additional information with respect to the Company’s consolidated statements of operations for the three months and nine months ended June 30, 2008 and 2007, an analysis of revenues and contract drilling costs for the three months and nine months ended June 30, 2008 and 2007 and condensed consolidated balance sheets at June 30, 2008 and September 30, 2007 are attached hereto as Exhibits 99.2, 99.3, and 99.4 respectively, which are being furnished; however, should not be deemed to be filed under Section 18 of the Exchange Act.

ITEM 7.01 REGULATION FD DISCLOSURE

Additional information with respect to the Company’s Fleet Status Report at August 7, 2008 is attached hereto as Exhibit 99.5. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act. The Fleet Status Report has also been posted on the Company’s website at www.atwd.com.

The RICHMOND continues to drill in the U.S. Gulf of Mexico for Contango Operations Inc. (“Contango”). The current well (expected to be completed by mid-August 2008) has a dayrate of $65,000. Immediately following the completion of its current well, the rig will drill two more wells for Contango at dayrates of $75,000 and $78,000, respectively. We expect that it will take until February 2009 to complete the drilling of these wells. Contango has an option to drill one additional well, which, if drilled, could extend into March 2009. The ATWOOD FALCON commenced drilling one well at a dayrate of $425,000 on July 15, 2008 and is expected to complete the drilling of this one well commitment around mid-August, 2008 (for a total drilling time for this well of around 30 days). Following completion of this well, the rig will return to its contract with Sarawak Shell which is expected to extend to August 2009, with a dayrate of $160,000 plus approximately $24,000 of amortized per day revenues. The ATWOOD BEACON continues to work under its contract offshore India with Gujarat State Petroleum Corporation. This contract provides for a dayrate of $133,500 and will extend through the completion of the well in progress at the end of January 2009.

Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

ITEM 9.01      EXHIBITS

EXHIBIT 99.1 PRESS RELEASE DATED AUGUST 7, 2008

EXHIBIT 99.2 CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2008 AND 2007

EXHIBIT 99.3 ANALYSIS OF REVENUES AND CONTRACT DRILLING COSTS FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2008

EXHIBIT 99.4 CONDENSED CONSOLIDATED BALANCE SHEETS AT JUNE 30, 2008 AND SEPTEMBER 30, 2007

EXHIBIT 99.5FLEET STATUS REPORT AT AUGUST 7, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATWOOD OCEANICS, INC.
                                             (Registrant)

                                              /s/ James M. Holland
                                             James M. Holland
                                             Senior Vice President

                                             DATE: August 7, 2008

EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION

99.1	Press Release dated August 7, 2008
99.2	Consolidated Statements of Operations for the Three Months and Nine Months ended June 30, 2008 and 2007
99.3	Analysis of Revenues and Drilling Costs for the Three Months and Nine Months ended June 30, 2008
99.4	Condensed Consolidated Balance Sheets at June 30, 2008 and September 30, 2007
99.5	Fleet Status Report at August 7, 2008